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                                                                    EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this current report on Form 8-K of our report dated March 25, 1997, on our audits of the consolidated financial statements of NorAm Energy Corp. and Subsidiaires as of December 31, 1996 and 1995, and for the three years ended December 31, 1996, which report is included in NorAm Energy Corp. and Subsidiaries Annual Report on Form 10-K.



                                            COOPERS & LYBRAND L.L.P.




Houston, Texas
August 7, 1997